EXHIBIT A


                        FIRST AMENDMENT
                              TO
               RESTATED ACE HARDWARE CORPORATION
             RETIREMENT BENEFITS REPLACEMENT PLAN
                 (Adopted on August 19, 1997)

This First Amendment to the Restated Ace Hardware Corporation Retirement Benefits Replacement Plan is hereby entered into on this 19th day of August, 1997 and is effective September 1, 1997:

                          WITNESSETH:

Whereas the Company adopted a Retirement Benefits Replacement Plan on October 1, 1985 and restated the Plan on December 7, 1993; and

Whereas the Company has amended this Plan to provide for participation by certain officers of the corporation specifically named in the Plan as Participants therein;

Now therefore, effective September 1, 1997, the Ace Hardware Corporation Retirement Benefits Replacement Plan is amended to add certain named officers and key employees of the corporation as Participants in the Plan and to restate Article III, Plan Participation, as follows:

                              III

                      PLAN PARTICIPATION

Participation in this Plan shall be exclusively limited to any officer or key employee who is designated as a Participant by the Board of Directors of Ace Hardware Corporation ("Board") and whose benefits under any of the Profit Sharing Plan, Money Purchase Plan and the Pension Plan are reduced by reason of the Limitations. Effective as of January 1, 1998, the following individuals shall become or continue to be Participants hereunder:

     David F. Hodnik
     William A. Loftus
     Paul M. Ingevaldson
     Rita D. Kahle
     Michael C. Bodzewski
     Lori L. Bossmann
     Ray A. Griffith
     David W. League
     David F. Myer
     Fred J. Neer
     Donald L. Schuman


Effective 9/01/97